Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-226663 on Form S-8 of our report dated June 12, 2024, appearing in this Annual Report on Form 11-K of the Tucson Electric Power Company 401(k) Plan for the year ended December 31, 2023.

/s/ R&A CPAs, a professional corporation
R&A CPAs, a professional corporation
Tucson, Arizona
June 12, 2024